EXHIBIT 107

  Form S-1

(Form Type)

Redwoods Acquisition Corp II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one ordinary share, $0.0001 par value, one redeemable warrant and one right to receive 1/4 of an ordinary share(3)	Rule 457(a)	8,625,000	$10.00	$86,250,000.00	$0.000087	$7,503.75
	Equity	Ordinary shares included as part of the units(3)	Rule 457(g)	8,625,000	—	—	$0.000087	—	(4)
	Equity	Redeemable warrants included as part of the units(3)	Rule 457(g)	8,625,000	—	—	$0.000087	—	(4)
	Equity	Rights included as part of the units(3)	Rule 457(g)	8,625,000	—	—	$0.000087	—	(4)
Fees to Be Paid	Equity	Ordinary shares underlying the rights included as part of the units(3)	Rule 457(a)	2,156,250	$10.00	$21,562,500.00	$0.000087	$1,875.94
Fees to Be Paid	Equity	Representative shares	Rule 457(a)	129,375	$10.00	$1,293,750.00	$0.000087	$112.56

			Total Offering Amounts			$109,106,250.00
			Total Amount of Registration Fee					$9,492.25
			Total Fees Previously Paid
			Total Fee Offsets
			Net Fee Due					$9,492.25

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(2)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(3)

Includes 1,125,000 units that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Such units include 1,125,000 ordinary shares, 1,125,000 redeemable warrants and 1,125,000 rights.

(4)	No fee pursuant to Rule 457(g).